UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

--------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 24, 2007

HENRY BROS. ELECTRONICS, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	005-62411	22-3690168
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

17-01 POLLITT DRIVE		07410
FAIR LAWN, NEW JERSEY
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 794-6500

(Former name or former address, if changed from last report)

N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

Henry Bros. Electronics, Inc. (the “Company”) previously disclosed it had not met the American Stock Exchange’s (“AMEX”) continued listing standards because it was no longer in compliance with Sections 134 and 1101 of the AMEX Company Guide. The non-compliance resulted from the Company’s failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 by the extended filing deadline of April 17, 2007 because it was unable to reconcile the balances in certain clearing accounts.

Most recently, the Company was unable to file its quarterly financial results on Form 10-Q for the March 2007 quarter due to the same reasons it was unable to file its Annual Report. The Company’s inability to file its quarterly financial results triggered an additional delinquency under the AMEX’s continued listing standards. By letter dated July 17, 2007, the AMEX ordered the Company to disclose the triggering of this additional delinquency by filing a current report on Form 8-K and a press release.

The Company’s listing is being continued pursuant to an extension granted by the AMEX until October 18, 2007, subject to the AMEX’s right to commence delisting proceedings at any time.

A copy of the press release announcing the Company’s additional delinquency concerning its First Quarter 2007 financial results is attached hereto as exhibit 99.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	EXHIBIT
99.1	Press Release dated July 24, 2007.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY BROS. ELECTRONICS, INC.
(Registrant)

Date: July 24, 2007	By:	/s/ JOHN P. HOPKINS
--------------------
JOHN P. HOPKINS
CHIEF FINANCIAL OFFICER

EXHIBIT INDEX

99.1 Press Release dated July 24, 2007